UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2016 (September 30, 2016)

PEEKAY BOUTIQUES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-193618	46-4007972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 West Main Street, Suite A

Auburn, WA 98001

 (Address of principal executive offices)

1-800-447-2993

(Registrant's telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment No. 3 to Janet Mathews Employment Agreement and Related Waiver

As previously reported by Peekay Boutiques, Inc. (the “Company”) in a current report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2016, the Company, the Company's subsidiaries, Christals Acquisition, LLC, Peekay Acquisition, LLC, each of the subsidiaries of Peekay Acquisition, LLC (collectively, the “Loan Parties”) and certain of the Company's senior secured lenders (the “Consenting Term A Lenders”) entered into the Forbearance and Ninth Amendment Agreement (the “Ninth Amendment”), which amends the financing agreement (the “Financing Agreement”) relating to the Company's senior secured debt.

On September 30, 2016, counsel to the Consenting Term A Lenders confirmed by email correspondence on behalf of the Consenting Term A Lenders that the Consenting Term A Lenders consent to the amendment to the compensation arrangements for Janet Mathews in accordance with the Amendment Number 3 to Employment Agreement between the Company and Janet Mathews (described below), and in that regard, further confirmed that the Consenting Term A Lenders consented to the execution and delivery by the Company of Amendment Number 3 to Employment Agreement between the Company and Janet Mathews.

On December 31, 2014, the Company and Ms. Mathews originally entered into the employment agreement, which was then amended on December 28, 2015 and March 1, 2016. The employment agreement, as previously amended, provided, among other things, that Ms. Mathews would be entitled to a special bonus in the amount of $100,000 upon the completion of either a Step One Restructuring Transaction or a Step Two Restructuring Transaction (each term as defined in the Ninth Amendment). On October 4, 2016, the Company and Ms. Mathews, entered into Amendment No. 3 to Ms. Mathews' employment agreement (“Amendment No. 3”). Amendment No. 3 amended the provision described above to provide that Ms. Mathews has earned the special bonus of $100,000, in view of Ms. Mathews having performed extensive services to the benefit of the Company and its stakeholders in connection with, among other things, exploring potential restructuring options for the Company. The special bonus will be paid to Ms. Mathews in cash as follows: (a) $75,000 on the date that is three business days after the date on which this Amendment has been fully executed by the parties and (b) Twenty-Five Thousand Dollars ($25,000) on or before March 31, 2017; provided that Ms. Mathews remains employed by the Company pursuant to this Employment Agreement on that date.

The foregoing is a summary description of certain terms of Amendment No. 3 to Ms. Mathews' employment agreement, and, by its nature, is incomplete. A copy of Amendment No. 3 is filed as Exhibit 10.1 to this report and is incorporated into this report by reference. All readers are encouraged to read the entire text of Amendment No. 3.

Financing Agreement Waiver

On September 30, 2016, the lenders agreed to waive compliance by the Loan Parties to use their best efforts to maintain with a responsible insurance company “key man” life insurance with respect to Lisa Berman (as successor officer to Barry Soosman) and the borrowers to pay to the Term A Agent (as defined in the Financing Agreement) for its own account, quarterly in arrears on the last day of each calendar quarter and on the date the obligations are paid in full, an administrative fee in the amount of $15,000 (or a pro rata portion in the case of the final payment of such fee).

The foregoing is a summary description of certain terms of this waiver, and, by its nature, is incomplete. A copy of the waiver is filed as Exhibit 10.5 to this report and is incorporated into this report by reference. All readers are encouraged to read the entire text of the waiver.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment Number 3 to Employment Agreement, dated October 4, 2016, between Janet Mathews and the Company

10.2

Amendment Number 2 to Employment Agreement, dated March 1, 2016, between Janet Mathews and the Company (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on March 7, 2016)

10.3

Amendment Number 1 to Employment Agreement, dated December 29, 2015, between Janet Mathews and the Company (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 31, 2015)

10.4	Employment Agreement, dated December 31, 2014, between the Company and Janet Mathews (incorporated by reference to Exhibit 10.24 to the Company's Current Report on Form 8-K filed on January 6, 2015)

10.5	Waiver and Consent: Key Man Insurance; Term A Agent Fee, dated September 30, 2016

10.6

Financing Agreement, dated December 31, 2012, by and among Christals Acquisition, LLC, Peekay Acquisition, LLC, each of the Subsidiaries listed as a Borrower on the signature pages thereto, each of the Subsidiaries listed as a Guarantor on the signature pages thereto, the Lenders from time to time party thereto, Cortland Capital Market Services LLC, as collateral agent and administrative agent, and CB Agency Services, LLC, as origination agent (incorporated by reference to Exhibit 10.11 to the Company's Current Report on Form 8-K filed on January 6, 2015)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEEKAY BOUTIQUES, INC.

Dated: October 6, 2016	By:	/s/ Janet Mathews
Janet Mathews
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number 3 to Employment Agreement, dated October 4, 2016, between Janet Mathews and the Company

10.5	Waiver and Consent: Key Man Insurance; Term A Agent Fee, dated September 30, 2016

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